UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 15, 2014 (April 9, 2014)
Date of Report (Date of earliest event reported)

Caesars Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	001-36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)
(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

1.	Caesars Acquisition Company 2014 Performance Incentive Plan (the “PIP”)

On April 9, 2014, the Board of Directors (the “Board”) of Caesars Acquisition Company (the “Company”) approved the PIP, subject to approval of the PIP by the Company’s stockholders. The Human Resources Committee of the Board will administer the PIP. Under the PIP, the Company is authorized to grant stock options, stock appreciation rights, stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, cash awards, rights to purchase or acquire shares or similar securities in the form of or with a value related to our Class A Common Stock, par value $0.001 per share (the “Common Stock”) to officers, employees, directors, individual consultants and advisors of the Company and its subsidiaries. The PIP will terminate ten years after approval by the Board. Subject to adjustments in connection with certain changes in capitalization, the maximum number of shares of our Class A Common Stock that may be delivered pursuant to awards under the PIP is 3,000,000.

The foregoing summary of the PIP does not purport to be complete and is qualified by reference to the full text of the PIP, attached hereto as Exhibit 10.1 which is incorporated by reference herein.

2.	Forms of Award Agreements under the PIP

The following forms of award agreement, which may be used for awards under the PIP, were approved by the Board on April 9, 2014: (i) the Form Nonqualified Option Award Agreement, (ii) the Form Restricted Stock Award Agreement and (iii) the Form Restricted Stock Unit Award Agreement.

The foregoing summary of the PIP and the forms of Award Agreements under the PIP does not purport to be complete and is qualified in its entirety by reference to the full text of the PIP and forms of Award Agreements, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated by reference herein.

Item 8.01 Other Events.

On April, 9, 2014 the Board approved the Caesars Acquisition Company Equity-Based Compensation Plan (the "CEC Plan"), which provides officers, employees, consultants, advisors, contractors and other service providers of Caesars Entertainment Corporation, an indirect joint venture partner of the Company and its affiliates, opportunities to receive compensation from Caesars Entertainment Corporation and its affiliates, settled in the form of the Company’s Class A Common Stock. The CEC Plan does not provide compensation to any employees of the Company, the joint venture with Caesars Entertainment Corporation (Caesars Growth Partners, LLC, a Delaware limited liability company) or the subsidiaries of Caesars Growth Partners, LLC.

The CEC Plan authorizes the grant of awards representing the right to receive a number of shares of the Company’s Class A Common Stock with a maximum aggregate value of $25,000,000. Awards are dollar-denominated but settled in shares of our Class A Common Stock. Pursuant to the CEC Plan, each award vests in three equal installments, on October 21 of each of 2014, 2015 and 2016, except as otherwise provided in an award agreement.

Upon a vesting date or event, the Company will contribute to Caesars Growth Partners, LLC a number of shares of Class A Common Stock with an aggregate value equal to the value of award installments that vest on such date or event. Caesars Growth Partners, LLC will issue to the Company a number of its Class A units equal to the number of shares of Class A Common Stock contributed by the Company. After the contribution by the Company of the shares of Class A Common Stock, Caesars Growth Partners, LLC shall deliver such shares to Caesars Entertainment Operating Company, Inc., a subsidiary of Caesars Entertainment Corporation (“CEOC”). CEOC shall deliver the shares to the participants in settlement of awards that vest on such date or event. The Company has agreed to file a registration statement in respect of the sale by participants of shares of Class A Common Stock delivered in settlement of awards under the CEC Plan.

The Board of Directors of Caesars Entertainment Corporation, or a subcommittee thereof, retains the discretion to make awards under the CEC Plan, adjust, amend or terminate the CEC Plan, subject to its terms.

Item 9.01 Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit No.	Description
10.1	Caesars Acquisition Company 2014 Performance Incentive Plan
10.2	Form Nonqualified Option Award Agreement under the Caesars Acquisition Company 2014 Performance Incentive Plan
10.3	Form Restricted Stock Award Agreement under the Caesars Acquisition Company 2014 Performance Incentive Plan
10.4	Form Restricted Stock Unit Award Agreement under the Caesars Acquisition Company 2014 Performance Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: April 15, 2014	By:	/s/ CRAIG J. ABRAHAMS
Craig J. Abrahams
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.___	Description
10.1	Caesars Acquisition Company 2014 Performance Incentive Plan
10.2	Form Nonqualified Option Award Agreement under the Caesars Acquisition Company 2014 Performance Incentive Plan
10.3	Form Restricted Stock Award Agreement under the Caesars Acquisition Company 2014 Performance Incentive Plan
10.4	Form Restricted Stock Unit Award Agreement under the Caesars Acquisition Company 2014 Performance Incentive Plan